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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: October 5, 1999


                    PRINCETON DENTAL MANAGEMENT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

DELAWARE                          0-20222                     36-3484607
(State or                         (Commission                 (I.R.S.
Other Jurisdiction                 File Number)                Employer
of Incorporation)                                              Identification
                                                               No.)

                  7421 WEST 100TH PLACE, BRIDGEVIEW, IL 60455
                    (Address of Principal Executive Offices)

                                 (708) 974-4000
              (Registrant's Telephone Number, including Area Code)
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                    PRINCETON DENTAL MANAGEMENT CORPORATION


Item 3. Bankruptcy or Receivership.

     Effective as of October 1, 1999, Princeton Dental Management Corporation ("PDMC"), along with all of its operating subsidiaries, filed a voluntary petition in the United States Bankruptcy Court for the Middle District of Florida pursuant to Chapter 11 of the United States Bankruptcy Code
(Case No.99-16012-8C1).


Item 5. Other Events.

     Effective as of September 27, 1999, the Board of Directors of PDMC approved an extension of the expiration date of those certain warrants issued pursuant to that certain Warrant Agreement dated April 15, 1992 by and between PDMC and Continental Stock Transfer & Trust Company. The expiration date of the warrants has been extended for a period of twelve (12) months, expiring on October 10, 2000.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 5, 1999.

PRINCETON DENTAL MANAGEMENT CORPORATION



By:_____________________________________
   Gary A. Lockwood,
   President